EXHIBIT 8.1

List of Subsidiaries of Embraer S.A.(*)

Name	Jurisdiction of Incorporation
Embraer Aircraft Holding, Inc.	Delaware, U.S.A.
Embraer Aircraft Customer Services, Inc.	Florida, U.S.A.
Embraer Aircraft Maintenance Services, Inc.	Delaware, U.S.A.
Embraer Services, Inc.	Delaware, U.S.A.
Embraer Executive Jet Services, LLC	Delaware, U.S.A.
Embraer Executive Aircraft, Inc.	Delaware, U.S.A.
Embraer Training Services, LLC	Delaware, U.S.A.
Embraer Aero Seating Technologies, LLC	Delaware, U.S.A.
Embraer CAE Training Services, LLC	Delaware, U.S.A.
Embraer Engineering & Technology Center USA, Inc.	Delaware, U.S.A.
Embraer Credit Limited – ECL, LLC	Delaware, U.S.A.
Embraer Representations, LLP	Delaware, U.S.A.
Embraer Defense and Security, Inc.	Delaware, U.S.A.
Indústria Aeronáutica Neiva Ltda.	Brazil
ELEB Equipamentos Ltda.	Brazil
Embraer GPX Ltda.	Brazil
ECC do Brasil Participações S.A.	Brazil
Embraer Defesa e Segurança Participações S.A.	Brazil
Atech - Negócios em Tecnologias S.A.	Brazil
Bradar Indústria S.A.	Brazil
Bradar Aerolevantamento Ltda.	Brazil
Harpia Sistemas S.A. Em Liquidação	Brazil
SAVIS Tecnologia e Sistemas S.A.	Brazil
Visiona Tecnologia Espacial S.A.	Brazil
Embraer Aviation Europe – EAE	France
Embraer Aviation International – EAI	France
Embraer Europe SARL	France
Embraer Australia Pty Ltd.	Australia
Harbin Embraer Aircraft Industry Co., Ltd.	China
Embraer (China) Aircraft Technical Services Co., Ltd.	China
Embraer Spain Holding Co., SL	Spain
ECC Investment Switzerland AG	Switzerland
ECC Insurance & Financial Company Limited.	Cayman Islands, BWI
Embraer Finance Ltd.	Cayman Islands, BWI
Embraer Overseas Limited	Cayman Islands, BWI
Embraer Portugal – SGPS, S.A.	Portugal
Embraer Portugal Estruturas Metálicas, S.A.	Portugal
Embraer Portugal Estruturas em Compósitos, S.A.	Portugal
Airholding – SGPS, S.A.	Portugal
OGMA – Indústria Aeronáutica de Portugal S.A.	Portugal
ECC Leasing Company Limited.	Ireland
Embraer Asia Pacific Pte Ltd.	Singapore
Embraer CAE Training Services (UK) Limited	United Kingdom
Visiona International B.V.	Netherlands
Embraer Netherlands Finance B.V.	Netherlands
Embraer Netherlands B.V.	Netherlands

* None of the subsidiaries listed is a significant subsidiary for purposes of Regulation S-X under the Securities Exchange Act of 1934, as amended, see item 4D of the Annual Report on Form 20-F to which this Exhibit 8.1 is an exhibit. The list does not include (i) certain joint ventures and certain entities established in our strategic alliances (see item 4B of the Annual Report on Form 20-F to which this Exhibit 8.1 is an exhibit for more information on such joint ventures and entities established in our strategic alliances) and (ii) certain non-material special purpose vehicles.